As filed with the Securities and Exchange Commission on October 26, 2001
                                Registration No.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    FORM S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933
                         VALLEY FORGE SCIENTIFIC CORP.
             (Exact Name of Registrant as Specified in its Charter)
    PENNSYLVANIA                                               23-2131580
(State or other jurisdiction of                           (I.R.S. employer
 incorporation or organization)                            Identification no.)

            136 Green Tree Road, Suite 100, Oaks, Pennsylvania 19456
             (Address of principal executive offices and zip code)
                ________________________________________________
                         Valley Forge Scientific Corp.
                                2001 Stock Plan
                            (full title of the plan)
                   __________________________________________
                           JERRY L. MALIS, PRESIDENT
                         VALLEY FORGE SCIENTIFIC CORP.
                 136 Green Tree Road, Suite 100, Oaks, PA 19456
               (Name and address of agent for service of process)
                                 (610) 666-7500
          (Telephone number, including area code of agent for service)
                           -------------------------
                                   Copies to:
                           Russell U. Schenkman, Esq.
                                Hale & Schenkman
                           13 Roszel Road, Suite C225
                              Princeton, NJ  08540
                                 (609) 452-0110
 This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act")
                      ____________________________________
                        CALCULATION OF REGISTRATION FEE

Title of      Amount to be    Proposed Maximum  Proposed Maximum   Amount of
Each Class    Registered (1)  Offering Price    Aggregate Offering Registration
of Securities                 per share (2)     Price (2)
be Offered
-------------  ------------    --------------    ----------------   -----------
Common Stock,   345,000         $ 2.40            $828,000           $207.00
no par value,
reserved and
outstanding
under 2001
Stock Plan

(1) Represents the number of shares which may be issued upon the issuance and exercise of all options issued and authorized to be issued under the 2001 Stock Plan ("Plan"). Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) The fee for the shares of Common Stock included in this Registration Statement is calculated solely for purposes of this offering under Rule 457(c). The price per share and aggregate offering price are based upon the average of the high and low sales prices of the Registrant's Common Stock reported on the NASDAQ on October 23, 2001.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
 Item 3. Incorporation of Documents by Reference
         Valley Forge Scientific Corp. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the
"commission").

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, including any amendment to that report;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (a), above; and

     (c) The Registrant's Registration Statement No. 1-10382 on Form 8-A filed with the Commission on October 30, 1989 and declared effective on November 15, 1989, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and other documents filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4. Description of Securities
        Not Applicable.

Item 5. Interests of Named Experts and Counsel
        Not Applicable.

Item 6. Indemnification of Officers and Directors

     As permitted by the Pennsylvania Associations Code, the Company's by-laws provide that the directors of the Company shall not be personally liable for monetary damages for any action taken or any failure to take any action unless
(i) the director has breached or failed to perform the duties of his office as set forth in Section 513 to the Pennsylvania Associations Code; and (ii) the breach of failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of the foregoing sentence shall not apply to (i) the responsibility or liability of a director pursuant to any criminal statute; or (ii) the liability of a director for the payment of taxes pursuant to local, state, or federal law.

     In addition, the Company's by-laws provide for indemnification of all officers and directors against liabilities or expenses incurred in connection with any action, suit or proceeding if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company's best interest and, with respect to criminal proceedings, had no reasonable cause to believe his conduct was unlawful, unless a court determines that the officer's or director's actions or omissions constituted willful misconduct or recklessness, or, with regard to derivative actions, unless the action, suit or proceeding involves liability by the directors or officer to the Company and no court determines that such director or officer is entitled to i ndemnification. The Company's by-laws also provide that expenses incurred by a

                                      [2]
director or officer in defending any such action may be advanced by the Company if the director or officer undertakes to repay such amount if it is determined that he is not entitled to indemnification.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

Item 7. Exemption from Registration Claimed.
Not Applicable.

Item 8. Exhibits

     4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(a) to the Company's Form 10-K for the fiscal year ended September 30, 1999).

     4.2 Bylaws of the Company are incorporated by reference to Exhibit 3(b) the Company's Registration Statement on Form S-18, filed with the Securities and Exchange Commission on September 7, 1989 (File #33-31008-NY).

     4.3 Valley Forge Scientific Corp. 2001 Stock Plan.

     5.1 Opinion and consent of Hale & Schenkman.

     23.1 Consent of Samuel Klein & Co., Independent Auditors.

     23.2 Consent of Hale & Schenkman (included in Exhibit 5.1).

     24.1 Power of Attorney (Reference is made to Page 4 of this Registration Statement).

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

         (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Except that, subparagraphs (i) and (ii) of this paragraph do not apply provided that the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

                                      [3]

     (2) That for the purpose of determining any liability under the Securities Act of 1993, each such post-effective amendment shall be deemed as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court propriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly
authorized in the City of Oaks, State of Pennsylvania, on the   19th day of
October, 2001.



                                       VALLEY FORGE SCIENTIFIC CORP.



                                       By:  /s/ Jerry L. Malis
                                       Jerry L. Malis, President, and Chairman
                                       of the Board

                                      [4]

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS

     That the undersigned officers and directors of Valley Forge Scientific Corp., a Pennsylvania corporation, do hereby constitute and appoint Jerry L. Malis, the lawful attorney-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or do ts filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                  Title                           Date
/s/ Jerry L. Malis        Chairman of the Board,            October 19, 2001
Jerry L. Malis             President

/s/ Leonard I. Malis      Director                          October 19, 2001
Leonard I. Malis

/s/ Bruce A. Murray       Director                          October 19, 2001
Bruce A. Murray

/s/ Robert H. Dick        Director                          October 19, 2001
Robert H. Dick

/s/ Louis Uchitel         Director                          October 19, 2001
Louis  Uchitel
                                      [5]

                         Valley Forge Scientific Corp.
                                    Form S-8
                                 EXHIBIT INDEX

Exhibit No.   Description                                       Page No.

4.1 Amended Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit
    3(a) to the Company's Form 10-K for the fiscal year ended September 30, 1999).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3(b) the Company's Registration Statement on
    Form S-18, filed with the Securities and Exchange
    Commission on September 7, 1989 (File #33-31008-NY)).

4.3 Valley Forge Scientific Corp. 2001 Stock Plan.

5.1  Opinion and consent of Hale & Schenkman.

23.1  Consent of Samuel Klein & Co., Independent Auditors.

23.2  Consent of Hale & Schenkman (included in Exhibit 5.1).

24.1 Power of Attorney (Reference is made to Page 4 of this Registration Statement).

                                  EXHIBIT 4.3

                         VALLEY FORGE SCIENTIFIC CORP.
                                2001 STOCK PLAN

     1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Non-Employee members of the Board of Directors and Consultants (sometimes referred to herein as "Participants") of the Company and its Subsidiaries and to promote the success of the Company's business.

     2. Certain Definitions. As used herein, the following definitions shall apply:

        (a) "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards and Stock Awards.

       (b) "Board" means the Board of Directors of the Company.

       (c) "Code" means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

       (d) "Committee" means any Committee appointed by the Board of Directors in accordance with Section 4 of the Plan.

       (e) "Common Stock" means the Common Stock, no par value, of the Company.

       (f) "Company" means Valley Forge Scientific Corp., a Pennsylvania corporation.

       (g) "Consultant" means any person, including an advisor, including a Non- Employee Director, who is engaged by the Company or any Parent or Subsidiary to render services.

       (h) "Continuous Status as an Employee" means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless re-employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or
(iv) transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

                                      [1]

       (i) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.

       (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       (k) "Fair Market Value" means: (i) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value on any given date shall be the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported; or (ii) if the Common Stock is admitted to trading on a United States securities exchange or the NASDAQ National Market System, the Fair Market Value on any date shall be the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last day preceding such date for which a sale was reported; and (iiii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

       (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

       (m) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

       (n) "Option" means a stock option granted pursuant to the Plan.

       (o) "Optioned Stock" means the Common Stock subject to an Option.

       (p) "Optionee" means an Employee or Consultant who receives an Option.

       (q) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

       (r) "Plan" means this 2001 Stock Plan.

       (s) "Plan Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

       (t) "Restricted Stock" means shares of Common Stock acquired pursuant to a Restricted Stock Award under Section 12 below.

       (u) "Restricted Stock Award" means any Award granted pursuant to Section 12 of the Plan.

       (v) "Share" means a share of the Common Stock, as may be adjusted from time to time in accordance with Section 15 of the Plan.

       (x) "Stock Award" means any award granted pursuant to Section 13 of the Plan.

                                      [2]

       (y) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

       (z) "Termination for Cause" shall include, but not be limited to, a finding by the Board of the Participant's: (i) performance of duties in an incompetent manner; (ii) commission of any act of fraud, insubordination, misappropriation or personal dishonesty relating to or involving the Company in any material way; (iii) gross negligence; (iv) violation of any express direction of the Company or any material violation of any rule, regulation, policy or plan established by the Company from time to time regarding the conduct of its employees or its business; (v) violation of any obligation of Participant's consulting relationship or Continuous Status as an Employee with the Company that is demonstrably willful and deliberate on the Participant's part; (vi) disclosure or use of confidential information of the Company, other than as required in the performance of the Participant's duties; (vii) actions that are clearly contrary to the best interest of the Company; (viii) conviction of a crime constituting a felony or any other crime involving moral turpitude, or no conviction, but the substantial weight of credible evidence indicates that the Participant has committed such a crime; or (ix) the Participant's use of alcohol or any unlawful controlled substance to an extent that it interferes with the performance of the Participant's duties.

     3. Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum number of shares of Common Stock that may be issued under the Plan shall be Three Hundred Forty Five Thousand (345,000) shares. The shares of Common Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the number of shares of Common Stock available for issuance under the Plan. Notwithstanding the foregoing, Options with respect to no more than Seventy Five Thousand (75,000) shares of Common Stock may be granted to any one individual Participant during any one (1) calendar year period. Common Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by the Company.

     4. Administration of the Plan. The Plan shall be administered by: (i) the full Board; or (ii) a committee of the Board comprised of two or more "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act. Subject to the provisions of the Plan, the Plan Administrator is authorized to:

       (a) construe the Plan and any Award under the Plan;

       (b) select the Officers, Employees and Consultants of the Company and its Subsidiaries to whom Awards may be granted;

       (c) determine the number of shares of Common Stock to be covered by any Award;

       (d) determine and modify from time to time the terms and conditions, including restrictions, of any Award and to approve the form of written instrument evidencing Awards;

       (e) accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in awards providing for such acceleration;

       (f) impose limitations on Awards, including limitations on transfer and repurchase provisions;

       (g) extend the exercise period within which Options may be exercised;
and

       (h) determine at any time whether, to what extent, and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Plan Administrator) or dividends or deemed dividends on such deferrals.

                                      [3]

     The determination of the Plan Administrator on any such matters shall be conclusive.

     5. Delegation of Authority to Grant Awards. The Plan Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Plan Administrator's authority and duties with respect to granting Awards to individuals who are not subject to the reporting provisions of Section 16 of the Act or "covered employees" within the meaning of Section 162(m) of the Code. The Plan Administrator may revoke or amend the terms of such a delegation at any time, but such revocation shall not invalidate prior actions of the Chief Executive Officer that were consistent with the terms of the Plan.

     6. Eligibility.

       (a) Officers, Employees and Consultants of the Company or its Subsidiaries who, in the opinion of the Plan Administrator, are mainly responsible for the continued growth and development and future financial success of the business shall be eligible to participate in the Plan.

       (b) The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     7. Stock Options.

       (a) Options granted pursuant to the Plan may be either Options which are Incentive Stock Options or Nonstatutory Stock Options. Incentive Stock Options and Nonstatutory Stock Options shall be granted separately hereunder. The Plan Administrator, shall determine whether and to what extent Options shall be granted under the Plan and whether such Options granted shall be Incentive Stock Options or Nonstatutory Stock Options; provided, however, that: (i) Incentive Stock Options may be granted only to Employees of the Company or any Subsidiary; and (ii) no Incentive Stock Option may be granted following the tenth (10th) anniversary of the effective date of the Plan. The provisions of the Plan and any Option Agreement pursuant to which Incentive Stock Options shall be issued shall be construed in a manner consistent with Section 422 of the Code (or any successor provision) and rules and regulations promulgated thereunder.

       (b) To the extent that Options designated as Incentive Stock Options (under all plans of the Company or any Parent or Subsidiary) become exercisable by a Participant for the first time during any calendar year for Common Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 7, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Common Stock shall be determined as of the time the Option with respect to such Common Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 7, such different limitation shall be deemed incorporated herein effective as of the amendment date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 7, the Participant may designate which portion of such Option the participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

     8. Term of Plan. The Plan shall become effective on January 16, 2001, provided the Plan has been previously adopted by the Board and approved by the stockholders of the Company as described in Section 22 of the Plan. The Plan shall remain in effect until terminated under Section 18 of the Plan.

                                      [4]

     9. Term of Options. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     10. Option Exercise Price and Consideration.

       (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

          (i) In the case of an Incentive Stock Option:

              (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

              (B) granted to any Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Nonstatutory Stock Option granted to any person, the per Share exercise price shall be no less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

       (b) The Option exercise price of each share purchased pursuant to an Option shall be paid in full at the time of each exercise of the Option: (i) in cash; (ii) by check; (iii) by cash equivalent; (iv) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Exchange Act to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price; (v) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate Fair Market Value equal to the Option exercise price of the shares being purchased pursuant to the exercise of the Option; provided, however, that shares of Common Stock delivered in payment of the exercise price must have been held by the Participant for at least six (6) months in order to be utilized to pay the exercise price; or (vi) in the discretion of the Plan Administrator, through any combination of the foregoing methods of payment.

     11. Exercise of Option.

       (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Plan Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

     An Option may not be exercised for a fraction of a Share.

                                      [5]

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company through a method of payment allowable under Section 10(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 15 of the Plan.

       (b) Termination of Employment. Except as set forth below, in the event of termination of an Optionee's Continuous Status as an Employee or consulting relationship with the Company (as the case may be), such Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

       (c) Disability of Optionee. Notwithstanding the provisions of Section 11(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or consulting relationship with the Company (as the case may be) as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent the Optionee was otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

       (d) Death of Optionee.

          (i) In the event of the death of an Optionee during the term of Optionee's Continuous Status as an Employee or consulting relationship with the Company (as the case may be), the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of death, or if the Option is not exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance to the extent so entitled within the time specified herein, the Option shall terminate.

          (ii) In the event of the death of an Optionee within thirty (30) days after the termination of Optionee's Continuous Status as an Employee or consulting relationship with the Company (as the case may be) pursuant to
Section 11(b) above, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate

                                      [6]
or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of death, or if the Option is not exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance to the extent so entitled within the time specified herein, the Option shall terminate.

       (e) Termination for Cause or Post-Termination Relationship with Competing Business. Notwithstanding the provisions of Section 11(b) above, in the event of "Termination for Cause" of an Optionee's Continuous Status as an Employee or consulting relationship with the Company (as the case may be), any Option held by the Optionee, whether vested or unvested, shall forthwith terminate. In addition to the immediate forfeiture of all Options upon the occurrence of the events specified in the preceding sentence, Optionee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the exercise price paid by the Optionee for such Shares.

12. Restricted Stock Awards.

       (a) The Plan Administrator may grant Restricted Stock Awards to any officer, Employee or Consultant of the Company and its Subsidiaries. A Restricted Stock Award entitles the recipient to acquire shares of Common Stock subject to such restrictions and conditions as the Plan Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

       (b) Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a Participant shall have the rights of a stockholder with respect to the Common Stock subject to the Restricted Stock Award, including, but not limited to, the right to vote and receive dividends with respect thereto; provided, however, that shares of Common Stock subject to Restricted Stock Awards that have not vested shall be subject to the restrictions on transferability described in Section 12(d) below. Unless the Plan Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 12(c) below.

       (c) The Plan Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award. If the grantee or the Company, as the case may be, fails to achieve the designated goals or the grantee's relationship with the Company is terminated prior to the expiration of the vesting period, the grantee shall forfeit all shares of Common Stock subject to the Restricted Stock Award which have not then vested.

       (d) Unvested Restricted Stock may not be sold, assigned transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award.

     13. Stock Awards. The Plan Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Plan Administrator) a Stock Award to any officer, Employee or Consultant of the Company or its Subsidiaries, pursuant to which such individual may receive shares of Common Stock free of any vesting restrictions (a "Stock Award") under the Plan. Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

                                      [7]

     14. Withholding Tax Obligations.

       (a) Whenever Shares are to be issued under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state and local tax withholding requirements prior to the delivery of any certificate for Shares; provided, however, that in the case of a Participant who receives an Award of Shares under the Plan which is not fully vested, the Participant shall remit such amount on the first business day following the Tax Date. The "Tax Date" for purposes of this Section 14 shall be the date on which the amount of tax to be withheld is determined. If a Participant makes a disposition of shares acquired upon the exercise of an Incentive Stock Option within either two (2) years after the Option was granted or one (1) year after its exercise by the Participant, the Participant shall promptly notify the Company and the Company shall have the right to require the Participant to pay to the Company an amount suff to satisfy federal, state and local tax withholding requirements.

       (b) A Participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount: (i) in cash; (ii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate Fair Market Value on the Tax Date equal to the tax obligation, provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the Participant for at least six
(6) months; or (iii) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections (i) and (ii) of this
Section 14(b).

       (c) A Participant who is obligated to pay to the Company an amount required to be withheld under applicable tax withholding requirements in connection with either the exercise of a Nonstatutory Stock Option, the receipt of a Restricted Stock Award or Stock Award under the Plan may, in the discretion of the Plan Administrator, elect to satisfy this withholding obligation, in whole or in part, by requesting that the Company withhold shares of stock otherwise issued to the Participant having a Fair Market Value on the Tax Date equal to the amount of the tax required to be withheld; provided, however, that shares may be withheld by the Company only if such withheld shares have vested. Any fractional amount shall be paid to the Company by the Participant in cash or shall be withheld from the Participant's next regular paycheck.

       (d) An election by a Participant to have shares of stock withheld to satisfy federal, state and local tax withholding requirements pursuant to
Section 14(c) must be in writing and delivered to the Company prior to the Tax Date.

15. Adjustment of Number and Price of Shares.

                                      [8]

     Any other provision of the Plan notwithstanding:

       (a) If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Plan Administrator shall make an appropriate or proportionate adjustment in: (i) the number of Options that can be granted to any one individual Participant; (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan; (iii) the price for each share subject to any then outstanding Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Options remain exercisable; and (iv) the maximum number of shares that may be issued under the Plan. The adjustment by the Plan Administrator shall be final, binding and conclusive.

       (b) In the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall authorize the issuance or assumption of an Option or Options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Plan Administrator may grant an Option or Options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old Option, or substitution of a new Option for the old Option, in conformity with the provisions of Code
Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

       (c) No adjustment or substitution provided for in this Section 15 shall require the Company to issue or to sell a fractional share under any Option Agreement or share award agreement and the total adjustment or substitution with respect to each Option and share award agreement shall be limited accordingly.

       (d) In the case of the dissolution or liquidation of the Company, the Plan and all Awards granted hereunder shall terminate. In the event of such proposed termination, each Participant shall be notified of such termination and shall be permitted to exercise for a period of at least fifteen (15) days prior to the date of such termination all Options held by such Participant which are then exercisable.

       (e) In the case of: (i) a merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company); (ii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity which is not an "affiliate" (as defined in Rule 144 of the Securities Act of 1933, as amended) of the Company; or (iii) the sale of all of the capital stock of the Company to an unrelated person or entity which is not an "affiliate" of the Company (in each case, a "Fundamental Transaction"), all Options shall be assumed or equivalent options shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. For the purposes of this paragraph, the Options shall be considered assumed if, following the Fundamental Transaction, the Options confer the right to purchase, for each Share subject to the Options immediately prior to the Fundamental Transaction, the consideration (whether stock, cash, or other securities or property) received in the Fundamental Transaction by holders of Common Stock for each Share held on the effective date of the Fundamental Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Fundamental Transaction was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon the exercise of the Options, for each Share subject to the Options, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Fundamental Transaction.

                                      [9]

     In the event that such successor corporation does not agree to assume the Options or to substitute equivalent options, the Board shall provide for each Optionee to have the right to exercise all Options then held by such Optionee, including Options which would not otherwise be exercisable. In such event, the Board shall notify each Optionee that such Options shall be fully exercisable for a period of fifteen (15) days from the date of receipt of such notice, and that such Options will terminate upon the expiration of such period.

     Notwithstanding anything in the Plan to the contrary, the acceleration of exercisability in this Section shall not occur in the event that such acceleration would, in the opinion of the Company's independent auditors, make the Fundamental Transaction ineligible for pooling of interests accounting treatment and the Company intends to use such treatment with respect to such transaction. The Board shall obtain a written statement from the Company's independent auditors with respect to the effect of accelerated exercisability of outstanding Options prior to providing any Optionee with the notice contemplated by this Section.

       (f) In the event that the Company shall be merged or consolidated with another corporation or entity, other than with a corporation or entity which is an "affiliate" of the Company, under the terms of which holders of capital stock of the Company will receive upon consummation thereof a cash payment for each share of capital stock of the Company surrendered pursuant to such transaction (the "Cash Purchase Price"), the Board may provide that all outstanding options shall terminate upon consummation of such transaction and each Optionee shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (i) the Cash Purchase Price multiplied by the number of shares of Capital Stock of the Company subject to outstanding options held by such optionee exceeds (ii) the aggregate exercise price of such options.

                                      [10]

     16. Nontransferability. A Participant's rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to the Participant's designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution; provided, however, that the Plan Administrator may, in its discretion, at the time of grant of a Nonstatutory Stock Option or by amendment of an Option Agreement for an Incentive Stock Option or a Nonstatutory Stock Option, provide that Options granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that: (i) any such transfer must be without consideration; (ii) each transferee must be a member of such Participant's "immediate family" (as defined below) or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Participant's immediate family; and (iii) such transfer is specifically approved by the Plan Administrator following the receipt of a written request for approval of the transfer; and provided further that any Incentive Stock Option which is amended to permit transfers during the lifetime of the Participant shall, upon the effectiveness of such amendment, be treated thereafter as a Nonstatutory Stock Option. In the event an Option is transferred as contemplated in this Section, such transfer shall become effective when approved by the Plan Administrator and such Option may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution. Any transferred Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant Option Agreement, and the transferee shall be entitled to the same rights as the Participant as if no transfer had taken place. As used in this Section, "immediate family" shall mean, with respect to any person, any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

     17. Termination - Certain Forfeitures.   Notwithstanding any other
provision of the Plan to the contrary, a Participant shall have no right to exercise any Option or vest or receive payment of any Restricted Stock Award or Stock Award if the Participant is Terminated for Cause.

     18. Amendment and Termination of the Plan.

       (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

       (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     19. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the any Award under the Plan unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                                      [11]

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     20. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     21. Agreements. Options and Restricted Stock Awards shall be evidenced by written agreements in such form as the Board shall approve from time to time.

     22. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

     23. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all stockholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

                                  * * * *
                                      [12]

                                  EXHIBIT 5.1

                                           October 19, 2001
Valley Forge Scientific Corp.
136 Green Tree Road, Suite 100
P.O. Box 1179
Oaks, PA  19456-1179

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

 As legal counsel for Valley Forge Scientific Corp., a Pennsylvania corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 345,000 shares of the common stock, no par value ("Common Stock"), of the Company which are reserved for issuance pursuant to the Valley Forge Scientific Corp 2001 Stock Plan (the "Plan").

 We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

 Based on such examination, we are of the opinion that the 345,000 shares of Common Stock which may be granted, and which may be issued upon exercise of options granted, under the Plan are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefore in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

 The Company is a Pennsylvania corporation. We are not admitted to practice in Pennsylvania. However, we are familiar with the corporation laws of the State of Pennsylvania and have made such review thereof as we consider necessary for the purposes of this opinion. Subject to the foregoing, this opinion is limited to the present laws of the State of Pennsylvania, and to the present federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended or the General Rules and Regulations of the Securities and Exchange Commission.

                                               Very truly yours,

                                               /s/ Hale & Schenkman

                                                 Hale & Schenkman

                                  EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 19, 2000, included in the Valley Forge Scientific Corp.'s Form 10-K for the year ended September 30, 2000.

/s/  Samuel Klein & Co.
Samuel Klein & Co.

Newark, New Jersey
October 19, 2001